OMNI COMMODITIES LLC

Agreement No. SPA-IC45-20231122-YS-OC-HZJ-001
In Sheridan, Wyoming (USA) and Changsha City, China
on November 23, 2023
VALID FOR 5 DAYS
SPA EXPIRY DATE: TUESDAY, NOVEMBER 28, 2023

SPA

SALE AND PURCHASE AGREEMENT

between

OMNI COMMODITIES, LLC
("OCL" or the "Seller")

and

HUNAN ZHONGAN JIULIAN INTERNATIONAL TRADING CO. LTD
("HZJ" or the "Buyer")

SGS SGS EQA

ICC Sale and Purchase Agreement

ICC INTERNATIONAL CHAMBER OF COMMERCE

OMNI COMMODITIES LLC Authorized and Accepted Version
Reference SPA-IC45-20231123-YS-OC-HZJ-001
SPA EXPIRY DATE: TUESDAY, NOVEMBER 28, 2023
VALID FOR 5 DAYS

OMNI COMMODITIES LLC 93-4530292 WYOMING

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

OMNI COMMODITIES LLC

INDEX

OMNI COMMODITIES LLC 93-4530292 WYOMING

BUYER'S INITIALS: ______________ SELLER'S INITIALS: ______________

OMNI COMMODITIES LLC

(SPA) SALE AND PURCHASE AGREEMENT CONTRACT

REFINED WHITE CANE SUGAR – GRADE “A” – ICUMSA 45

THIS AGREEMENT IS CONFIDENTIAL AND CANNOT BE CIRCULATED FREELY

AGREEMENT

DATE: November 23, 2023
CONTRACT NUMBER: SPA-IC45-20231123-YS-OC-HZJ-001

1.- CONTACT INFORMATION

AS THE SELLER	
BUYER INFORMATION	OMNI COMMODITIES LLC
DATE OF INCORPORATION	XXXXXXXX
REGISTRATION NUMBER	93-4530292
REGISTRATION ADDRESS	Coffeen Avenue STE 12616, Sheridan, Wyoming 82801 (USA)
REPRESENTED BY	CNL Group
TITLE	Authorized signer
PASSPORT NUMBER	
ISSUED FROM	
ISSUING DATE	
EXPIRY DATE	
COMPANY EMAIL	

AS THE BUYER	
NAME	JIN BINGJIE
POSITION	CEO
COMPANY NAME	HUNAN ZHONGAN JIULIAN INTERNATIONAL TRADING CO. LTD.
REGISTRATION NUMBER	91430103MABRMQKQ2X
ADDRESS	22, ELECTROLUX AVENUE, TINXIN DISTRICT, CHANGSHA CITY, HUNAN PROVICEN, CHINA
CITY/ZIP	CHANGSHA CITY
COUNTRY	CHINA
MOBILE TELEPHONE	
E-MAIL	

A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF CHINA WITH **ADDRESS 22, ELECTROLUX AVENUE, TINXIN DISTRICT, CHANGSHA CITY, HUNAN PROVICEN, CHINA,** WITH REGISTRATION NUMBER **91430103MABRMQKQ2X** IN THIS ACT REPRESENTED BY ITS **CEO JIN BINGJIE** HEREIN COLLECTIVELY REFERRED TO AS **“THE BUYER”**..

2.- SELLER’S AFFIRMATION

OMNI COMMODITIES LLC, HEREAFTER “SELLER”, HEREBY CERTIFIES, REPRESENTS AND WARRANTS THAT IT CAN FULFILL THE REQUIREMENTS OF THIS AGREEMENT AND PROVIDE THE COMMODITY.

OMNI COMMODITIES LLC 93-4530292 WYOMING

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

OMNI COMMODITIES LLC

3.- BUYER'S AFFIRMATION

We, **HUNAN ZHONGAN JIULIAN INTERNATIONAL TRADING CO. LTD.** "BUYER", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF **HUNAN PROVINCE, CHINA**, AND WITH REGISTRATION NUMBER **91430103MABRMQKQ2X** MAKES AND CONFIRMS THAT IT IS READY, WILLING AND ABLE TO PURCHASE REFINED WHITE CANE SUGAR GRADE "A" – ICUMSA 45 RBU, HEREAFTER "COMMODITY" UNDER THE TERMS AND CONDITIONS OF THIS SALES AND PURCHASE AGREEMENT, HEREAFTER "AGREEMENT" AND SUBJECT TO VERIFICATION OF THE BUYER'S FINANCIAL CAPABILITY BY SELLER.

4.- MUTUAL AFFIRMATION

UPON CONSIDERATION OF THE MUTUAL AGREEMENTS, PROMISES, BENEFITS, TERMS AND VALUABLE CONSIDERATION BETWEEN **OCL AND HZJ** HAVE DETERMINED TO ENTER INTO THIS SALES AND PURCHASE CONTRACT IN ACCORDANCE WITH THE FOLLOWING TERMS AND CONDITIONS SET OUT HEREIN.

5.- PRODUCT & GRADE

REFINED WHITE CANE SUGAR – GRADE "A" – ICUMSA 45 RBU

6.- SPECIFICATIONS

Component	Result
Polarization	99, 80% min
Moisture	0,04% max
Ash content	0, 04% max
ICUMSA Rating	ICUMSA 45 RBU attenuation index units (method#:4--1978)
Origin	Brazil
Solubility	100% dry & free flowing
Radiation	Normal internationally accepted limit w/o presence of cesium or iodine, certified
Magnetic particles	4 Mg / kg
SO2	20 PP Max
Color	Crystal White
Table Grade	Standard
Granulation	medium to fine crystal grain
Sulphur Dioxide	20 mg/kg Min
Sediments	None
Smell	Free of any odor
Reducing Sugar	0.05% max
HPN Staph Aureus	NIL
Max AS	1 P.P.M
Max PS	2 P.P.M
Max CU	3 P.P.M
Substance	Solid Crystal
Crop	2022 / Fresh Current
Free from	Mold, unnatural odors, chemicals, and insects
Seed Husks	Of no radiation, no viruses, insect parts, no poisonous matter and nongenetic, suitable for human consumption

OMNI COMMODITIES LLC 93-4530292 WYOMING

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

OMNI COMMODITIES LLC

7.- COUNTRY OF ORIGIN

BRAZIL, SOUTH AMERICA

8.- PACKING & MARKING

BULKIN FIFTY (50) KG BAGS/SEAWORTHY/NEW POLYPROPYLENE (PP) WITH POLYETHYLENE (PE) LINER WITH TWO PERCENT (2%) EXTRA BAGS. AFTER THE FIRST ORDER, LOGO AND NAME OF COMPANY MUST BE ON THE PACKAGING OF THE ORDERS.

9.- QUANTITY & BASIS OF DELIVERY

TRIAL PURCHASE OF **50,000** METRIC TONS (± 5%) PER VESSEL TO CIF SHANGHAI PORT CHINA, WITH **50,000 METRIC** TONNES TO CIF SHANGHAI PORT, CHINA X 12 MONTHS. SHIPMENT TO COMMENCE WITHIN APPROXIMATELY (30-45) DAYS AFTER RECEIPT OF THE OPERATIVE FINANCIAL INSTRUMENT (DLC) IN THE SELLER'S BANK ACCOUNT IN A SHIPMENT QUANTITY OF CONTRACTED METRIC TONNES (± 5%) PER MONTH.

10.- PORT OF DESTINATION & INCOTERMS :

TRIAL ORDER CIF ANY PORT, CHINA; ANNUAL ORDER CIF ANY PORT CHINA.(BUYER SHALL OBTAIN REQUIRED IMPORT PERMITS) (SELLER'S APPROVAL REQUIRED FOR PORTS).

11.- WEIGHT & QUALITY INSPECTION

SGS OR INDEPENDENT AUTHORIZED SURVEYOR AT ORIGIN UNDER SELLER'S COST.

12.- PRODUCT PRICE & QUANTITY

• **PRODUCT**	**ICUMSA 45 SUGAR**
• **ORIGIN**	Brazil, South America
• **PRICE PER METRIC TON TRIAL**	**$ 415.⁰⁰** (Four Hundred and Fifteen dollars and zero cents)
• **TRIAL TOTAL METRIC TONS**	50,000 MT (50,000,000 kg)
• **TRIAL TOTAL PRICE**	**$ 20,750,000.⁰⁰** (Twenty Million Seven Hundred Fifty Thousand dollars and zero cents)
• **PRICE PER METRIC TON CONTRACT**	**$ 415.⁰⁰** (Four Hundred and Fifteen dollars and zero cents)
• **CONTRACT DURATION**	12 Months
• **CONTRACT MONTHLY METRIC TONS**	50,000 MT (50,000,000 kg)
• **CONTRACT TOTAL METRIC TONS**	600,000 MT (600,000,000 kg)
• **CONTRACT MONTHLY PRICE**	**$ 20,750,000.⁰⁰** (Twenty Million Seven Hundred Fifty Thousand dollars and zero cents)
• **CONTRACT TOTAL PRICE**	**$ 249,000,000.⁰⁰** (Two Hundred Forty-Nine Million dollars and zero cents)
• **TOTAL METRIC TONS (Trial+Contract)**	650,000 MT (650,000,000 kg)
• **TOTAL PRICE (Trial+Contract)**	**$ 269,750,000.⁰⁰** (Two Hundred Sixty-Nine Million Seven Hundred Fifty Thousand dollars and zero cents)

13.-TERMS OF PAYMENT

AFTER THE SIGNING OF PRESENT AGREEMENT AND RECEIVING THE PROFORMA INVOICE (PI), BUYER'S WILL PAY 30% OF EACH ORDER VIA SWIFT MT103 TT TO THE SELLER'S DESIGNATED BANK, AND 70% OF EACH ORDER VIA SWIFT MT103 TT UPON SHIPPING DOCUMENTS PRESENTED.

COMMODITY WILL NOT BE LOADED ON VESSEL UNTIL DLC IS RECEIVED AND VERIFIED EACH SHIPMENT PAYABLE BY MT756 AT LOADING AND PRESENTATION OF SHIPPING DOCUMENTS. SUGAR WILL NOT BE ORDERED UNTIL DLC IS RECEIVED AND VERIFIED.

14.- CONTRACT PROCEDURES

1- SELLER ISSUES DRAFT CONTRACT IN FAVOUR OF THE BUYER.

2- BUYER SENDS BACK THE DRAFT CONTRACT WITH SIGNATURE OR INDICATION OF ACCEPTANCE ELECTRONICALLY TO THE SELLER WITHIN 72 HOURS.

BUYER'S INITIALS: ________ SELLER'S INITIALS: ________

OMNI COMMODITIES LLC

3- IF BUYER PROPOSES CHANGES, SELLER ISSUES FINAL CONTRACT VIA E-MAIL. BUYER RETURNS EXECUTED CONTRACT VIA E-MAIL.

4- UPON SIGNING THE FINAL SPA, SELLER ISSUES A PROFORMA INVOICE WITH VERIFIABLE GACC NUMBER FOR UNITED ARAB EMIRATES, PRIOR TO BUYER ISSUING THE MT103.

5- SHIPMENTS COMMENCE AS PER AGREEMENT BETWEEN BUYER AND SELLER AND IN ACCORDANCE WITH AVAILABILITY SHOWN IN PROOF OF PRODUCT (POP).

6- BUYER'S BANK SHALL MAKE PAYMENT VIA SWIFT MT103 AT LOADING PORT WITHIN 48 HOURS AFTER RECEIVING SHIPPING DOCUMENTS AND COMMERCIAL INVOICE PER SHIPMENT.

7- ALL INSPECTIONS CERTIFICATES AT LOADING PORT WILL BE MADE FOR THE SAME COMPANY (SGS) AND BUYER'S BANK MAKES PAYMENT BY MT 103 FOR SHIPMENT AT LOADING PORT UPON BUYER'S BANK RECEIPT OF SHIPPING PRODUCT DOCUMENTATION ABOVE.

8- ALL REMAINING PAYMENTS WILL BE MADE BY SWIFT MT103 AGAINST SHIPPING DOCUMENTS FOR THE LIFE OF THE CONTRACT FOR EACH SHIPMENT TILL TOTAL CONTRACT VALUE OF **USD$ 269,750,000.^{00}** IS PAID TO SELLER.

9- BUYER'S BANK SHALL MAKE PAYMENT VIA SWIFT MT103 AT LOADING PORT WITHIN 48 HOURS AFTER RECEIVING SHIPPING DOCUMENTS AND COMMERCIAL INVOICE PER SHIPMENT. FINANCIAL INSTRUMENTS AS PER UCP 600 CODE: AND ANY REVISIONS AS SET BY THE INTERNATIONAL CHAMBER OF COMMERCE (ICC). ANY DEVIATION FROM THE ABOVE PAYMENT TERMS IS SUBJECT TO ACCEPTANCE BY THE SELLER. THE BUYER CAN CLAIM NO RESPONSIBILITY IN THE EVENT THAT ACCEPTANCE OF THE FINANCIAL INSTRUMENT IS REFUSED.

15.- PRODUCT INSURANCE

SHIPMENT OF THE GOODS SHALL BE INSURED FOR 110% OF THE FACE VALUE OF EACH CARGO. THE INSURANCE POLICY MUST BE EITHER ISSUED OR ASSIGNED OVER TO THE BUYER OR THEIR DESIGNATED PARTY, AND BE FULLY TRANSFERABLE.

16.- DOCUMENTATION PRESENTED FOR PAYMENT

PRODUCT DOCUMENTATION PER LIFT:

A FULL SET OF THE FOLLOWING DOCUMENTS WILL BE ISSUED FOR PAYMENT:

1. THREE SETS OF THREE (3/3) OF BILL OF LADING, "CLEAN ON BOARD" AND MARKED "FREIGHT PREPAID" (THREE [3] ORIGINALS + THREE [3] COPIES).

2. CERTIFICATE OF WEIGHT, QUANTITY AND QUALITY ISSUED BY SGS OR COMPATIBLE AUTHORITY.

3. CERTIFICATE OF ORIGIN, ISSUED BY THE CHAMBER OF COMMERCE OF THE COUNTRY OF ORIGIN.

4. ALL NECESSARY CERTIFICATES ISSUED BY SGS OR OTHER DESIGNATED INSPECTORS.

6. SIGNED COMMERCIAL INVOICE IN NAME OF BUYER.

8. FREIGHT FORWARDING AGENT CERTIFICATE STATING THAT ORIGINAL SIGNED COPIES OF CERTIFICATES OF FOREIGN AND PHYTOSANITARY HAVE BEEN INCLUDED IN SHIPMENT OF GOODS.

9. PACKING IS SHOWING GROSS/NET WEIGHT AND NUMBER OF OCEAN BILL OF LADING.

10. BENEFICIARY'S CERTIFICATE: CONFIRMING THAT COPIES OF ALL SHIPPING DOCUMENTS WERE SENT TO BUYER'S BANK AND THE HARD COPIES HAVE BEEN SENT BY DHL OR EQUIVALENT COURIER.

OMNI COMMODITIES LLC 93-4530292 WYOMING

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

OMNI COMMODITIES LLC

SPELLING AND TYPOGRAPHICAL ERRORS AND DIFFERENCES OF SUCH NATURE BETWEEN BANK ISSUED AND BENEFICIARY ISSUED DOCUMENTS SHALL NOT BE DEEMED DISCREPANCIES PROVIDED THAT THE INTENT OF THE WRITER IS CLEAR FROM THE TEXT. INCOTERMS 2010 IS INCORPORATED IN THIS AGREEMENT AS A COPYRIGHTED AGREEMENT GOVERNED BY THE INCOTERMS 2010. ALL DOCUMENTS TO PRESENTED IN ENGLISH.

OTHER CONDITIONS

1. PARTIAL SHIPMENT ALLOWED AND TRANSSHIPMENT NOT ALLOWED.
2. SHIPPING DOCUMENTS PRESENTED WITHIN TWENTY-ONE (21) DAYS AFTER THE DATE OF THE BILL OF LADING BUT WITHIN FINANCIAL INSTRUMENT VALIDITY ARE ACCEPTABLE.
3. DOCUMENTS WORDING (PCT) OR (%) OR (0/0) OR (PERCENT) IS ACCEPTABLE.
4. SHIPMENT IN VESSELS CLASSIFIED LLOYDS 100-1 A OR EQUIVALENT.
5. SELLER'S TO NOMINATE VESSEL MINIMUM FIVE (5) DAYS BEFORE ETA FOR LOADING.
6. SELLER TO NOMINATE SHIP AGENT AT DISCHARGE PORT BEFORE ETA FOR LOADING.
7. CHARTER PARTY BILL OF LADING AND THIRD-PARTY DOCUMENTS ACCEPTABLE.
8. FIVE PERCENT (5%) TOLERANCE IN QUANTITY AND WEIGHT AND AMOUNT ARE ACCEPTABLE

TERMS OF DELIVERY

1. SELLER WILL ADVISE BUYER OF THE NAME OF THE VESSEL AND/OR SUBSTITUTE VESSEL, THE FLAG OF THE VESSEL AND THE VESSEL'S POSITION NOT LATER THAN TWELVE (12) DAYS PRIOR TO THE VESSEL'S ARRIVAL AT THE PORT OF LOADING.
2. SELLER IS RESPONSIBLE FOR ALL SUPERVISION, FEES AND/OR LEVIES AT THE PORT OF LOADING.
3. THE VESSEL MUST BE CLASSIFIED AS 100-A-1 IN THE LLOYD'S REGISTER OR BE OF AN EQUIVALENT CLASSIFICATION AND MUST NOT BE OLDER THAN 20 YEARS.
4. NOT LATER THAN SEVENTY-TWO (72) HOURS FROM THE COMPLETION OF LOADING, THE SELLER'S AGENT SHALL TELEX, FAX OR CABLE THE BUYER AND INFORM IT OF THE VESSEL'S SAILING DATE AND THE EXPECTED TIME OF ARRIVAL AT THE PORT OF DESTINATION. SELLER SHALL INFORM THE BUYER OF THE VESSEL'S NAME, VESSEL'S CAPACITY, NUMBER OF HATCHES, NUMBER OF CARGO AND PARTICULARS OF THE VESSEL'S READINESS TO EFFECT OPERATIONS THROUGH ALL HATCHES AND AT COMPLETION OF LOADING THE QUANTITY LOADED PER CHAMBER AND THE QUANTITY SHIPPED.
5. BUYER RESERVES THE RIGHT TO WITNESS LOADING AT THE LOADING PORT AND CONDUCT A NEW SGS REPORT AT THE BUYER'S SOLE EXPENSE, BUYER IS ALLOWED TO BRING CCIC TO VIEW PRODUCT. BUYER WILL CHOSE HIS OWN INSPECTION TEAM.

VESSEL DISCHARGE

1. LAY TIME SHALL COMMENCE FROM 1300 HOURS IF VESSEL NOTICES OF READINESS TO DISCHARGE IS GIVEN PRIOR TO NOON AND FROM 0800 HOURS OF THE NEXT WORKING DAY IF NOTICE IS GIVEN AFTER NOON. IF THE PORT IS CONGESTED, THEN LAY TIME IS TO COMMENCE 24 HOURS AFTER NOTICE OF READINESS IS GIVEN.
2. THE BUYER IS RESPONSIBLE FOR THE PRODUCT DISCHARGE.
3. THE AVERAGE DISCHARGE RATE SHALL BE AROUND 8,000 – 12,000 METRIC TONS (± 5%) PER WEATHER WORKING DAY. IF THE PORT OF DISCHARGE HAS A LOWER AVERAGE DISCHARGE, THE DISCHARGE RATE WILL BE ADJUSTED ACCORDING TO THE PORT'S CAPACITY.

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

4. SHOULD THE VESSEL BE DISCHARGED AT THE RATE LESS THAN THE AVERAGE, THE BUYER SHALL PAY TO SELLER DEMURRAGE AT A RATE STIPULATED IN THE TIME CHARTER PARTY AGREEMENT AS PER RUNNING DAY AND PRORATED SHARE FOR ANY PORTION OF ANY RUNNING DAY. IT IS AGREED THAT DEMURRAGE BE SETTLED BY THE VESSEL'S MASTER AND BUYER'S SHIPPING AGENT WITHIN FIVE (5) DAYS FROM THE RECEIPT OF THE VESSEL MASTER'S INVOICE. SHOULD THE VESSEL BE REQUIRED TO SHIFT FROM ONE BERTH FOR ANOTHER PORT OF DISCHARGE, THEN THE TIME USED SHIFTING SHALL BE FOR BUYER'S ACCOUNT. IN THE EVENT LIGHTERAGE IS REQUIRED AT THE PORT OF DISCHARGE, SAID EXPENSES ARE FOR THE BUYER'S ACCOUNT.

5. ALL PORT OF LOADING CHARGES ARE FOR THE ACCOUNT OF THE SELLER AND ALL PORT OF DISCHARGE CHARGES ARE FOR THE ACCOUNT OF THE BUYER.

6. AT THE LOADING PORT IT IS ON SELLER'S ACCOUNT. AT THE DISCHARGING PORT IT IS ON BUYER'S ACCOUNT. THE DEMURRAGE SHALL BE DETERMINED BY VESSEL MASTERS INVOICE AND A REASONABLE AMOUNT OF TIME SHALL BE DEEMED AS FIVE (5) INTERNATIONAL BANKING DAYS. ALL PARTIES SHALL AGREE ON THE AMOUNT THAT THEY WILL BEAR AND SHALL BE PAID PRO-RATA. BUYER MUST ENSURE REQUESTED DISCHARGE PORTS ARE CAPABLE TO RECEIVE THE HIGH VOLUMES OF THE COMMODITY REQUESTED IN ORDER TO PREVENT EXCESS DEMURRAGE OR EXCESS DELAYS FOR THE INCOMING VESSEL TRAFFIC OR TO IMPEDE SCHEDULED DELIVERIES. SELLER IN NO WAY IS RESPONSIBLE FOR DISCHARGE PORT CAPABILITIES OR FACILITIES REQUESTED BY BUYER.

ADVICE OF SHIPMENT

1. BUYER WISHES THE VESSEL'S MASTER TO ADVISE THE BUYER'S AGENT AT PORT OF DISCHARGE THE VESSEL'S NAME, DATE OF ARRIVAL, VESSEL CAPACITY, NUMBER OF HATCHES AND NUMBER OF CARGO CHAMBERS, QUANTITY LOADED PER CARGO CHAMBER AND THE PARTICULAR OF THE VESSEL'S READINESS TO EFFECT CARGO OPERATIONS THROUGH ALL HATCHES.

2. THE VESSELS MASTER SHALL GIVE 20 DAYS AND SEVEN DAYS PROVISIONAL NOTICE AND 72, 36, AND 12 HOURS FINAL NOTICE OF THE VESSEL'S ESTIMATED TIME OF ARRIVAL AT PORT OF DESTINATION TO THE BUYER'S AGENT AND SELLER'S DESIGNATED BANK AT THE PORT OF DISCHARGE, SUCH NOTICES SHALL BE EFFECTED DURING NORMAL BUSINESS HOURS AND WHETHER IN BERTH OR NOT.

3. THE ABOVE WILL BE APPLIED AND THE FOLLOWING NORMAL PROCEDURE AS STATED HERE ARE BEING ADJUSTED TO APPLY TO THE BUYER'S PREFERENCE

4. THE FIVE (5) WORKING DAYS PRIOR TO ARRIVAL AT THE DISCHARGING PORT, THE MASTER OF THE VESSEL SHALL NOTIFY THE SELLER AND THE BUYER OR HIS AUTHORIZED AGENT AT THE DESTINATION PORT THAT THE SHIP IS SCHEDULED TO ARRIVE IN FIVE (5) DAYS TIME: (A) NAME OF SHIP (B) NATIONALITY OF THE SHIP (C) CONTRACT NUMBER (D) QUANTITY AND BL NUMBER AND DATE (E) LOA/BEAM (F) NUMBER OF HOLDS/HATCHES/CRANES/DERRICKS (G) AGE OF SHIP (H) FLAG OF SHIP (I) ETD AND ETA OF VESSEL

5. MARINE INSURANCE TO BE FOR THE SELLER'S RESPONSIBILITY AND ASSIGNMENT TO THE BUYER, AND ACCOUNT UP TO 20 YEARS OF AGE ACCEPTABLE

TERMS OF SHIPMENT "INCOTERMS 2010"

1. THE SELLER SHALL SHIP THE GOODS WITHIN THE TIME STIPULATED IN SCHEDULE GIVEN AND AGREED UPON BY BUYER AND SELLER IN THIS CONTRACT.

2. THE BUYER WILL NOT BE RESPONSIBLE FOR THE TERMS OF THE CHARTER PARTY, WHICH DEVIATE FROM THE TERMS OF THIS CONTRACT UNLESS DIFFERENT TERMS HAVE PREVIOUSLY BEEN AGREED UPON IN WRITING BETWEEN THE BUYER AND THE SELLER.

OMNI COMMODITIES LLC 9345302292 WYOMING

BUYER'S INITIALS: ____________________ SELLER'S INITIALS: ____________________

OMNI COMMODITIES LLC

3. THE VESSEL CHARTERED BY THE SELLER SHALL BE SUITABLE AND SEA WORTHY AND SHALL BE IN GOOD CONDITION, AND SHALL NOT EXCEED 20 YEARS OF AGE.

4. THE CARRYING VESSEL CHARTERED BY THE SELLER SHALL SAIL AND ARRIVE AT THE PORT OF DESTINATION WITHIN THE NORMAL REASONABLE PERIOD OF TIME.
5. IF THE VESSEL SUFFERS ANY ACCIDENT OR MECHANICAL PROBLEM EN ROUTE, THE SELLER SHALL TIMELY ADVICE THE BUYER OF THE PROBLEM AND PRESENT IMMEDIATE CLAIM TO THE INSURANCE TO COVER DAMAGE CAUSED BY THE DELAY.

IMPORT FACILITIES, DOCUMENTS, TAXES AND FEES

1. ALL TAXES OR LEVIES IMPOSED BY THE COUNTRY OF DESTINATION HAVING ANY EFFECT ON THIS CONTRACT ARE ON THE BUYER'S ACCOUNT AND HIS SOLE RESPONSIBILITY. BUYER MUST HAVE PROOF OF PAYMENT OR IMPORT PERMISSIONS AND PERMITS IN WRITING, BY THE INTERNATIONAL CHAMBER OF COMMERCE OR MINISTRY OF TRADE OF COMMODITY RECEIVING PORT AND COPIES SENT TO THE SELLER.

2. BUYER BEARS THE SOLE RESPONSIBILITY OF SECURING ALL PERMITS, PERMISSIONS AND LICENSES OR ANY OTHER DOCUMENTS REQUIRED BY THE GOVERNMENT OF THE IMPORTING NATION.

3. SELLER SHALL BEAR NO RESPONSIBILITY TO PROVIDE SUCH DOCUMENTATION. BUYER WILL BEAR ALL COSTS ASSOCIATED WITH SECURING SUCH DOCUMENTS AND WILL ALSO BEAR ALL COSTS AND PENALTIES IF SUCH DOCUMENTS ARE NOT SECURED.

4. IN NO CASE SHALL THE SELLER BE HELD LIABLE FOR MISSING OR IMPROPER DOCUMENTATION THE BUYER IS REQUIRED TO PROVIDE. ALL SHIPPING DOCUMENTS ARE TO BE BASED ON INCOTERMS 2011.

DEMURRAGE

AT THE LOADING PORT IT IS ON SELLER'S ACCOUNT. AT THE DISCHARGING PORT IT IS ON BUYER'S ACCOUNT. THE DEMURRAGE SHALL BE DETERMINED BY VESSEL MASTERS INVOICE AND A REASONABLE AMOUNT OF TIME SHALL BE DEEMED AS FIVE (5) BANK WORKING DAYS. ALL PARTIES SHALL AGREE ON THE AMOUNT THAT THEY WILL BEAR AND SHALL BE PAID PRO-RATA. BUYER MUST ENSURE REQUESTED DISCHARGE PORTS ARE CAPABLE TO RECEIVE THE HIGH VOLUMES OF THE COMMODITY REQUESTED IN ORDER TO PREVENT EXCESS DEMURRAGE OR EXCESS DELAYS FOR THE INCOMING VESSEL TRAFFIC OR TO IMPEDE SCHEDULED DELIVERIES. SELLER IN NO WAY IS RESPONSIBLE FOR DISCHARGE PORT CAPABILITIES OR FACILITIES REQUESTED BY BUYER.

FORCE MAJEURE

1. NEITHER OF THE CONTRACTING PARTIES WILL ANSWER FOR THE MISCARRYING OUT IN DUE TIME OR/AND FOR THE IMPROPER TOTAL OR PARTIAL PERFORMANCE OF EITHER OBLIGATION HE MAY HAVE ON THE BASIS OF THIS PRESENT CONTRACT, IF THE MISCARRYING OR IMPROPER PERFORMANCE WERE CAUSED BY FORCE MAJEURE, AS ESTABLISHED BY LAW.

2. THE PARTY THAT INVOKES FORCE MAJEURE OUTSIDE OF NATURAL CAUSES, EARTHQUAKE, STORMS, OR FIRE THROUGH (ACT OF GOD), OR DECLARATION OF WAR, CIVIL WAR, MILITARY ACTION, GOVERNMENT EMERGENCY ACTIONS, STOP ORDER, STRIKE IS OBLIGATED TO LET THE OTHER PARTY KNOW ABOUT IT ON A PERIOD OF FIVE (5) DAYS, CONDITIONS PERMITTING, AND HAS TO TAKE ALL THE POSSIBLE MEASURES IN ORDER TO LIMIT CONSEQUENCES.

3. IF IN A PERIOD OF FIFTEEN (15) DAYS SINCE THE EVENT TAKES PLACE, THIS DOES NOT CEASE, THE PARTIES HAVE THE RIGHT TO ASK FOR REASONABLE COMPENSATION.

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

OMNI COMMODITIES LLC

DISCLOSURE

1. THIS CONTRACT IS NOT TO BE FREELY CIRCULATED AND IS ONLY FOR THE PURPOSE OF THE TRANSACTION CONTAINED HEREIN. ALL DISCLOSED INFORMATION ABOUT THE TRANSACTION TO INSURANCE AGENTS, SHIPPING COMPANIES, BANKING OFFICIALS, AND FORWARDING AGENTS, RELATED PARTIES SHOULD NOT BE HELD AS BREACH OF CONFIDENTIALITY, NOR BUYER OR SELLER SHOULD BE HELD RESPONSIBLE FOR THE ACTIONS OF OFFICERS OR AGENTS OF SUCH THIRD PARTIES.

NON-CIRCUMVENTION AND NON-DISCLOSURE

1. THE PARTIES ACCEPT AND AGREE TO THE PROVISIONS OF THE INTERNATIONAL CHAMBER OF COMMERCE, LONDON, UNITED KINGDOM FOR NON-CIRCUMVENTION AND NON-DISCLOSURE WITH REGARDS TO ALL AND EVERYONE OF THE PARTIES INVOLVED IN THIS TRANSACTION AND CONTRACT, ADDITIONS, RENEWALS, AND THIRD PARTY ASSIGNMENTS, WITH FULL RECIPROCATION FOR A PERIOD OF FIVE (5) YEARS FROM THE DATE OF EXECUTION OF THIS CONTRACT WITH ADDITIONAL TWO (2) YEARS AUTOMATIC ROLL – OVER RENEWALS AT THE CLOSE OF EACH TRANSACTION OR EXCHANGE OF INFORMATION;

2. THIS CLAUSE IS EXTENSIVE TO ALL SUBSIDIARIES AND OR AFFILIATED COMPANIES AND INCLUDES AND PROTECTS THE INTERMEDIARY COMPANIES, ACTING AS BROKERS. IT IS FURTHER AGREED THAT ANY INFORMATION OF BUYER AND SELLER CONTAINED IN THIS AGREEMENT IS TO BE HELD IN THE STRICTEST CONFIDENCE.

17.- VARIATION AND INDULGENCE

NO WAIVER BY A PARTY OF ANY BREACH, FAILURE, OR DEFAULT IN PERFORMANCE BY THE OTHER PARTIES, AND NO FAILURE, REFUSAL, OR NEGLECT BY A PARTY TO EXERCISE ANY RIGHT HEREUNDER OR TO INSIST UPON STRICT COMPLIANCE WITH OR PERFORMANCE OF THE OTHER PARTY'S OBLIGATIONS UNDER THIS CONTRACT, SHALL CONSTITUTE A WAIVER OF THE PROVISIONS OF THIS CONTRACT, UNLESS AGREED IN WRITING AND SIGNED BY BUYER AND SELLER.

18.- MEDIATION AND ARBITRATION

IF A CLAIM, DEMAND, DISAGREEMENT, CONTROVERSY OR DISPUTE (COLLECTIVELY, "DISPUTE") ARISES FROM OR IN CONNECTION WITH THIS CONTRACT OR THE BREACH THEREOF, AND IF THE DISPUTE CANNOT BE SETTLED THROUGH DIRECT DISCUSSIONS, THE PARTIES AGREE TO ENDEAVOR FIRST TO SETTLE THE DISPUTE IN AN AMICABLE MANNER BY MEDIATION TO BE HELD IN THE STATE OF NEW JERSEY, UNITED STATES OF AMERICA. THERE AFTER, ANY UNRESOLVED DISPUTE ARISING FROM OR RELATING TO THIS CONTRACT OR BREACH THEREOF SHALL BE SETTLED BY ARBITRATION CONTROVERSY OR CLAIM INITIATED BY WRITTEN NOTICE BY EITHER PARTY TO THE OTHER (THE "NOTICE OF ARBITRATION"). THE ARBITRATION SHALL BE CONDUCTED IN ENGLISH AND HELD IN, STATE OF NEW JERSEY, UNITED STATES OF AMERICA AND THE LAW SHALL BE OF USA IN ACCORDANCE WITH ITS INTERNATIONAL ARBITRATION RULES, AS SUPPLEMENTED BY THE SUPPLEMENTARY PROCEDURES FOR INTERNATIONAL COMMERCIAL ARBITRATION. UNDER ICC RULES AND REGULATIONS. EACH PARTY SHALL DESIGNATE ONE ARBITRATOR (WHO SHALL HAVE EXPERTISE IN THE SUGAR INDUSTRY) WITHIN FIFTEEN (15) DAYS OF THE RECEIPT OF THE NOTICE OF ARBITRATION AND THE TWO APPOINTED ARBITRATORS SHALL JOINTLY DESIGNATE A THIRD ARBITRATOR (WHO SHALL HAVE EXPERTISE IN THE SUGAR INDUSTRY) WITHIN TEN (10) DAYS OF THEIR APPOINTMENT. JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF AND THE PARTIES AGREE THAT ANY AND ALL ARBITRATION AWARDS SHALL BE FINAL, BINDING AND SUBJECT TO NO APPEAL, AND SUCH AWARDS SHALL DETERMINE RESPONSIBILITY FOR THE COSTS OF ARBITRATION AND ALL MATTERS RELATED THERETO. NOTWITHSTANDING ANY OTHER PROVISION OF THIS CONTRACT, NEITHER PARTY SHALL BE PRECLUDED FROM SEEKING INJUNCTIVE RELIEF OR A TEMPORARY RESTRAINING ORDER PRIOR TO IMPLEMENTING PROCEDURES FOR MEDIATION

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

OMNI COMMODITIES LLC 93-4530292 WYOMING

OR ARBITRATION HEREUNDER PROVIDED THAT SUCH PARTY DETERMINES IN THE GOOD FAITH EXERCISE OF ITS BEST JUDGMENT THAT IT WILL SUFFER IRREPARABLE HARM OR INJURY BY ANY DELAY CAUSED BY MEDIATION OR ARBITRATION PROCEEDINGS. BUYER'S ACCEPTANCE OF THE SHIPMENT AND THE PRODUCT AS PER THE DELIVERY TERMS OF THIS CONTRACT SHALL BE CONCLUSIVE EVIDENCE BEFORE ANY COURT OF LAW OR ARBITRATION THAT THE TERMS AND CONDITIONS ENCAPSULATED IN THIS CONTRACT WERE FULLY MET BY SELLER.

19.- GOVERNING LAW

THE CONTRACT WILL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE RULES OF THE ICC AND SUBJECT TO THE INTERPRETATION OF INCOTERMS 2010 EDITION. ANY DISCREPANCIES BETWEEN THE GOVERNING APPLICABLE LAW AND THIS CONTRACT, THE PARTIES AGREEMENT CONTAINED IN THIS CONTRACT SHALL PREVAIL, AS LONG AS THEY ARE LEGAL. IF THERE SHALL EXIST ANY LEGALITY CONFLICT BETWEEN ANY PROVISION CONTAINED HEREIN AND ANY SUCH APPLICABLE LAW OR POLICY, THE LATTER SHALL PREVAIL; AND THE PROVISION OR PROVISIONS HEREIN AFFECTED SHALL BE CURTAILED, LIMITED OR ELIMINATED TO THE EXTENT (BUT ONLY TO THE EXTENT) NECESSARY TO REMOVE SUCH LEGAL CONFLICT, AND AS SO MODIFIED, ANY AND ALL OTHERS WORDS, PHRASES, PARAGRAPHS OR ARTICLES OF THIS CONTRACT SHALL CONTINUE IN FULL FORCE AND LEGAL EFFECT.

20.- CAPTIONS

THE CAPTIONS USED IN CONNECTION WITH THE ARTICLES OF THIS CONTRACT ARE INSERTED ONLY FOR THE PURPOSE OF REFERENCE. SUCH CAPTIONS SHALL NOT BE DEEMED TO GOVERN, LIMIT, MODIFY, OR IN ANY OTHER MANNER AFFECT THE SCOPE, MEANING, OR INTENT OF ANY PROVISIONS OR ANY PART THEREOF; NOR SHALL SUCH CAPTIONS OTHERWISE BE GIVEN ANY LEGAL EFFECT.

21.- ADDRESSES AND NOTICES

THE PARTIES ADDRESSES ARE AS RECORDED HEREIN AT THE BEGINNING OF THIS CONTRACT AND NOTICES TO SUCH ADDRESS WILL BE REGARDED AS RECEIVED WITHIN SEVEN (7) DAYS AFTER DISPATCHED BY COURIER SERVICE TO SUCH ADDRESS WITH A COPY BY REGISTERED MAIL AND A COPY BY FAX AND EMAIL OF THE NOTIFICATIONS AND THE COURIER RECEIPT, ALL TO BE SENT SIMULTANEOUSLY. ANY CHANGE OF ADDRESS SHALL BE BY WRITTEN NOTICE SENT IN THE SAME TERMS AND CONDITIONS AS SPECIFIED ABOVE.

22.- ENTIRE AGREEMENT

THIS CONTRACT EXPRESSES THE ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN SELLER AND BUYER AND REPLACES AND SUPERSEDES ANY AND ALL PREVIOUS ARRANGEMENTS, UNDERSTANDINGS, REPRESENTATIONS, EITHER ORAL OR WRITTEN, INCLUDING THE ICPO AND ALL OTHER DOCUMENTS PREVIOUS TO THIS CONTRACT AND REGARDING THE SUBJECT MATTER HEREOF.

23.- EXECUTION OF CONTRACT

UPON FULL EXECUTION THIS CONTRACT SHALL BE LEGAL AND BINDING BY FAX AND E-MAIL COPIES, EACH OF WHICH SHALL BE DEEMED AS ORIGINAL IN NATURE AND WILL REMAIN ENFORCEABLE UNTIL BUYER AND SELLER EXECUTE FOUR (4) ORIGINALS. SELLER WILL SEND TO BUYER BY COURIER FOUR FULLY EXECUTED ORIGINALS SETS WITH SIGNATURES IN EVERY PAGE OF THE CONTRACT. SELLER WILL EXECUTE AND DISTRIBUTE ALL FOUR ORIGINALS. ONE SET TO BUYER; ONE SET TO BUYER'S BANK, ONE SET TO SELLER'S BANK AND SELLER WILL KEEP ONE SET. CARBON COPIES CANNOT BE USED AND WILL NOT BE ACCEPTED OR VALID. THEREAFTER ANY ADDITIONS, DELETIONS OR AMENDMENTS TO THIS CONTRACT WILL NOT BE VALID UNLESS AGREED IN WRITING AND SIGNED BY BOTH PARTIES UTILIZING THE SAME PROCEDURE DESCRIBED ABOVE.

OMNI COMMODITIES LLC 93-4530292 WYOMING

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

OMNI COMMODITIES LLC

SELLER'S BANKING FOR PURPOSE OF HANDLING SBLC, DLC AND SPA,. ALL OFFICIAL DOCUMENTS

ACCOUNT HOLDER	OMNI COMMODITIES LLC
ACCOUNT HOLDER ADDRESS	XXX
ACCOUNT SIGNER	
CELL NUMBER	
COMPANY NUMBER	
BANK	
BANK ADDRESS	
ACCOUNT NUMBER	
ROUTING NUMBER	
SWIFT CODE	
BANKER OF LETTER OF CREDIT	
BANKER EMAIL	
BANKER OF RELATIONSHIP	
BANK PHONE NUMBER	
BANK EMAIL	

Seller's Banking Coordinates may be changed with 24 hours' notice.

BUYER'S BANK DETAILS:

DETAILS OF BUYER'S PAYMENTS BANK

BANK NAME	XXXXXXXXX
BANK ADDRESS, CITY	
COUNTRY	
BANK SWIFT CODE	
BANK TELEPHONE	
ACCOUNT NAME	
ACCOUNT IBAN NUMBER (EURO)	
BANK OFFICERS NAME	
BANK OFFICER E-MAIL ADDRESS	

24.- BREACH OF CONTRACT AND TERMINATION NOTICE

IF ANY PARTY TO THIS AGREEMENT SHOULD MAKE UNAUTHORIZED CONTACT WITH THE BANK OF THE SELLER OR THE BUYER, SUCH CONTACT SHALL BE CONSIDERED INTERFERENCE WITH THE AGREEMENT AND SHALL AT THE OPTION OF THE BUYER OR THE SELLER, CONSTITUTE VALID REASON TO TERMINATE THIS AGREEMENT. THE INTERFERING PARTY WILL BE CHARGED WITH THE LOSS OF PROFITS IN THIS TRANSACTION BY THE INJURED PARTY WHO WILL BE ENTITLED TO FILE LEGAL PROCEEDINGS AGAINST THE INTERFERING PARTY AT THE INTERNATIONAL CHAMBER OF COMMERCE AT LONDON, UNITED KINGDOM TO RECOVER THEIR LOSSES.

25.- VALIDITY PERIOD

IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS CONTRACT WILL HOLD ITS VALIDITY IF BANKING INSTRUMENTS ARE PUT INTO PLACE AND ISSUE TO JPE NO LATER THAN 10 DAYS AFTER SELLER'S BANKER SEND SELLER'S PAST OF PERFORMANCE EVIDENCE TO THE BUYER'S BANKER OR AS MUTUALLY AGREED BY THE BUYER AND SELLER AND FAILING TO DO SO WILL BE LIABLE/SUBJECT TO A PRICE CHANGES IF APPLICABLE. THE BUYER'S DLC WILL BE ISSUED FOR 12 (TWELVE) MONTHS.

OMNI COMMODITIES LLC 93-4530292 WYOMING

BUYER'S INITIALS: __________ SELLER'S INITIALS: __________

OMNI COMMODITIES LLC

26.- APPENDICES

Appendix A
CUSTOMS AND TARIFFS TAXES CLAUSES
Appendix B
SELLER'S CORPORATE REG INFO & ID.
Appendix C
BUYER'S CORPORATE REG INFO & ID.
Appendix D
BUYER'S DLC SWIFT LANGUAGE

Appendix A

Customs and tariffs taxes clause
Pricing changes may be subject to duties. tariffs and taxes that may be imposed at the discretion of the importing country. Importing country may require that taxes, tariffs and duties have to be collected at exporters loading time and paid in advance to the importing country. This will be paid by the customer TT/MT756 and / or be included in prices and be covered by IRDLC as required by the Seller in order to be paid in advance of shipping. This amount does not preclude the amount owing / due for the value of the product at shipping and may be in addition to the amount owing.

27.- CONTRACT SIGNATORIES

IN WITNESS THEREOF, BOTH PARTIES HAVE CAUSED THIS CONTRACT TO BE SIGNED AND EXECUTED BY THEIR AUTHORIZED REPRESENTATIVES AND HAVE THEREBY UNDERSTOOD, AGREED AND ACCEPTED THE TERMS AND CONDITIONS SO STATED HEREIN WITH SIGNATURES AFFIXED BELOW ON THE FIRST DATE ABOVE WRITTEN.

"THE TRADE TERM USED HEREIN SHALL BE UNDERSTOOD AND INTERPRETED IN ACCORDANCE WITH INCOTERMS 2010. ANY SIGNATURE TO THE DRAFT CONTRACT TRANSMITTED BY FACSIMILE SHALL BE DEEMED AS ORIGINAL"

28.- EDT (ELECTRONIC DOCUMENT TRANSMISSIONS)

EDT (ELECTRONIC DOCUMENT TRANSMISSIONS) SHALL BE DEEMED VALID AND ENFORCEABLE IN RESPECT OF ANY PROVISIONS OF THIS CONTRACT. AS APPLICABLE, THIS AGREEMENT SHALL BE:

1. INCORPORATE U.S. PUBLIC LAW 106-229, ''ELECTRONIC SIGNATURES IN AND NATIONAL COMMERCE ACT'' OR SUCH OTHER APPLICABLE LAW CONFORMING TO THE UNCITRAL MODEL LAW ON ELECTRONIC SIGNATURES (2010)

2. ELECTRONIC COMMERCE AGREEMENT (ECE/TRADE/257, GENEVA, MAY 2010) ADOPTED BY THE UNITED NATIONS CENTRE FOR TRADE FACILITATION AND ELECTRONIC BUSINESS (UN/CEFACT) EDT DOCUMENTS SHALL BE SUBJECT TO EUROPEAN COMMUNITY DIRECTIVE NO. 95/46/EEC, AS APPLICABLE. EITHER PARTY MAY REQUEST HARD COPY OF ANY DOCUMENT THAT HAS BEEN

OMNI COMMODITIES LLC • 93-4530292 • WYOMING

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

OMNI COMMODITIES LLC

PREVIOUSLY TRANSMITTED BY ELECTRONIC MEANS PROVIDED HOWEVER, THAT ANY SUCH REQUEST SHALL IN NO MANNER DELAY THE PARTIES FROM PERFORMING THEIR RESPECTIVE OBLIGATIONS AND DUTIES UNDER EDT INSTRUMENTS.

SELLER'S REPRESENTATIVE **OMNI COMMODITIES, LLC**	BUYER'S REPRESENTATIVE XXXXXXXXXXXXXXXX
SIGNED BY:	**SIGNED BY:**
SELLER'S INITIALS:	**BUYER'S INITIALS:**
November 23, 2023	November 23, 2023
CNL Group Authorized signer	**Mr. JIN BINGJIE** CEO
Passport Copy	***Passport Copy***

OMNI COMMODITIES LLC 93-4530292 WYOMING

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

OMNI COMMODITIES LLC

ANNEX I
OMNI COMMODITIES, LLC
Registration Certificate

STATE OF WYOMING
Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF ORGANIZATION

Omni Commodities LLC

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **22nd** day of **November, 2023 at 9:14 AM.**

Remainder intentionally left blank.

Filed Date: 11/22/2023

Chuck Gray
Secretary of State

Filed Online By:
Andrew Pierce
on 11/22/2023

OMNI COMMODITIES LLC
93-4530292
WYOMING

BUYER'S INITIALS: ____________ SELLER'S INITIALS: ____________

OMNI COMMODITIES LLC

ANNEX II
HUNAN ZHONGAN JIULIAN INTERNATIONAL TRADING CO. LTD.
Registration Certificate


统一社会信用代码
营业执照
名 称 湖南中安玖联国际贸易有限公司
类 型 有限责任公司（非自然人投资或控股的法人独资）
法定代表人 金冰洁
经营范围
注册资本 伍佰万元整
成立日期 2022年06月23日
住 所 湖南省长沙市天心区伊莱克斯大道20号湖南友文置业有限公司生产车间A3栋401
登记机关
2023 年 月19 日
国家市场监督管理总局监制

[END OF THE DOCUMENT]

BUYER'S INITIALS: ____________

SELLER'S INITIALS: ____________